As filed with the Securities and Exchange Commission on December 20, 2022

Registration No. 333-268579

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

NEVADA, D.C. 20549

Amendment No. 1 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	6199	92-875392
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

6605 Grand Montecito Parkway

Suite 100

Las Vegas, NV 8914

702-983-1256

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Cook, Esq.

10470 W. CHEYENNE AVENUE, SUITE 115, PMB 303

Las Vegas, Nevada 89129

(702) 524-9151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Cook, Esq.

10470 W. CHEYENNE AVENUE, SUITE 115, PMB 303

Las Vegas, Nevada 89129

(702) 524-9151

tccesq@aol.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ..

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. .

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large-accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large-accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	.
		Emerging Growth company	[x]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Shares for sale by Our Company	5,000,000	$4.00	$20,000,000.00	$ 2,204.00
Shares for sale by Selling Shareholders	21,000,000	$4.00	$ 84,000,000.00	$ 9,256.80

.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $4.00 per share. It is possible that the Company’s shares may never be quoted on the NASDAQ. The Company is currently listed on the OTC.

SUBJECT TO COMPLETION, DATED ____________ __, 2022.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

5,000,000 Shares of Common Stock

This prospectus will also allow us to issue up to 5,000,000 common shares and Selling Shareholders to sell 21,000,000 common shares (“Shares” or “Securities”) in our initial public offering. The proceeds from the sale of the shares by the company will be available for use by the company. The issuer will sell the common stock being registered in this offering at a fixed price of $4.00 per share. The company’s shares may never be quoted on the NASDAQ. The stock is currently traded on the OTC.

	Offering Price per Unit	Gross Proceeds to Our Company	Offering Expenses (1) (2)	Net Proceeds to Our Company	Net Proceeds to Selling Shareholders
Per Share (Initial Public Offering)	4.00	4.00	0.40	3.60	0
Per Share (Selling Shareholders)	4.00	0	0	0	4.00
Total	$20,000,000	$20,000,000.00	$2,000,000	$18,000,000

(1) Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts, or expense.

(2) Selling shareholders shall not pay any expenses of offering their shares. All expenses of this offering shall be borne by the Issuer.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________, 2022.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	7
Cautionary Note Regarding Forward-Looking Statements	11
Use of Proceeds	12
Capitalization	13
Dilution	14
Market for Common Equity and Related Stockholder Matters	15
Description of Business and Property	15
Management’s Discussion and Analysis of Financial Condition and Results of Operations	31
Our Management	33
Security Ownership of Certain Beneficial Owners and Management	35
Certain Relationships and Related Party Transactions	36
Selling Shareholders	38
Description of Capital Stock	39
Plan of Distribution	39
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	41
Legal Opinion	42
Experts	42
Interests of Named Experts and Counsel	42
Additional Information	43
Report of Independent Registered Public Accounting Firm	46
Part II – Information Not Required in Prospectus	II-1
Exhibits List	II-2
Signatures	II-4

Unless otherwise specified, the information in this prospectus is set forth as of _______________, 2022, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to General European Strategic Investments, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was incorporated on December 21, 2001, and is currently active in the state of Nevada

On September 24, 2020, GESI merged (the “Reverse Merger”) with and into ZB. ZB was the surviving corporation in the Reverse Merger and became the Company’s wholly owned subsidiary.

Business Strategy

General European Strategic Investments, Inc. possesses 2 large assets, with growth potential within the next 12-24 months. These are referred to as the following:

  The Finland Exploration Assets

  The Arbitration and Litigation Assets

The Finland assets consists of The Laakso Project which is 100%-owned by GESI’s wholly owned Swiss subsidiary, ZB Capital AG. GESI is the largest reservation permit holder in Finland’s prolific Kuusamo Mining District holding approx. 1200 square Kilometers of reservation permits and reservation permit applications as well as exploration permits, and reservation permits for 11 diamondiferrous kimberlite structures.

The second Assets is referred to the Arbitration and Litigation Assets as it refers to assets that the company has acquired via its acquisition of a dormant company, the right to arbitration award rights in a potentially very large multi-billion-dollar arbitration proceeding. The proceedings have only been slowed due to the COVID-19 pandemic, but the award is being fought and the company expects to commence settlement discussions within this fiscal year.

In addition, GESI owns a 49%-interest in ColdPro LTD. (ColdPro), a private UK company specializing in waste management in the UK. ColdPro is a licensed UK-based integrated waste management business, and one of only six regulated approved authorized treatment facilities in the UK.

The current and anticipated future operations of the Company, including development activities and commencement of production on its properties, require permits from various federal, territorial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. The Company's exploration activities and its potential mining and processing operations are subject to various laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, mine safety and other matters.

Such operations and exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that the Company obtain permits from various governmental agencies. The Company believes it is in substantial compliance with all material laws and regulations which currently apply to its activities. There can be no assurance, however, that all permits which the Company may require for construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations, or that new legislation or modifications to existing legislation, would not have an adverse effect on any exploration or mining project which the Company might undertake.

Failure to comply with applicable laws, regulations and permit requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations. The amount of funds required to comply with all environmental regulations and to pay for compensation in the event of a breach of such laws may exceed the Company's ability to pay such amount.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation of existing or new laws, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties

Our executive offices are located at 6605 Grand Montecito Parkway, Suite 100, Las Vegas, NV 89149.

Our telephone number is 702-983-1256.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large-accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

This prospectus covers up to 5,000,000 common shares to be sold by the company at a price of $4.00 per share in a direct public offering and 21,000,000 also at $4.00 to be sold by Selling Shareholders.

ABOUT THIS OFFERING

Securities Being Offered	Up to 5,000,000 shares of General European Strategic Investments, Inc. to be sold by the company at a price of $4.00 per share of common stock and 21,000,000 also at $4.00 to be sold by Selling Shareholders of General European Strategic Investments, Inc.

Initial Offering Price	The company will sell up to 5,000,000 Units at a price of $4.00 per share and 21,000,000 also at $4.00 to be sold by Selling Shareholders.

Terms of the Offering	The company and selling shareholders will offer and sell the shares of its common stock at a price of $4.00 per share in a direct offering to the public.

Termination of the Offering	The offering will conclude when the company has sold all of the 5,000,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history, and our business plan is unproven and may not be successful.

Our company was formed in 2001 but we have not yet begun full scale operations. We have not licensed or sold any substantial amount of products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception, and we may not be able to achieve profitability.

We had an accumulated deficit of ($154,834,061) as of September 30, 2022, and we expect to continue to incur significant set up expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships, or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2022 and 2023 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational, and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational, and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational, and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our licensed products to potential users, have only nominal sales and marketing experience. Further, we have budgeted only minimal amounts toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our licensed products are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our licensed products can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our licensed products will gain wide acceptance in its targeted markets or that we will be able to effectively market our licensed products.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.  We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing.  Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail, and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for.marketing and development expenses, and for administrative expenses. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Diamond prices can fluctuate significantly, and as a result, the Company’s results of operation may fluctuate significantly.

The market for rough diamonds is subject to strong influence from the world's largest diamond producing company, De Beers, of South Africa, and from The Diamond Trading Co., (formerly known as the Central Selling Organization), a marketing agency controlled by De Beers. The price of diamonds has historically fluctuated. Because of such fluctuations, the Company’s results of operation may fluctuate significantly.

The Company may incur significant costs to comply with Environmental and Government Regulation

The current and anticipated future operations of the Company, including development activities and commencement of production on its properties, require permits from various federal, territorial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. The Company's exploration activities and its potential mining and processing operations are subject to various laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, mine safety and other matters.

Such operations and exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that the Company obtain permits from various governmental agencies. The Company believes it is in substantial compliance with all material laws and regulations which currently apply to its activities. There can be no assurance, however, that all permits which the Company may require for construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations, or that new legislation or modifications to existing legislation, would not have an adverse effect on any exploration or mining project which the Company might undertake.

Failure to comply with applicable laws, regulations and permit requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations. The amount of funds required to comply with all environmental regulations and to pay for compensation in the event of a breach of such laws may exceed the Company's ability to pay such amount.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation of existing or new laws, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The product marketing services of our competitors have longer operational histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products than we may be able to devote to our products.  Therefore, we may not be able to compete effectively, and our business may fail.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Foreign Officers and Directors could result in difficulty enforcing rights.

The officers and directors of the Company are located outside of the US and as such investors may have difficulty in enforcing their legal rights under the United States securities laws.

 We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft, and other fraudulent practices occur from time-to-time in the PRC. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving those competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We could suffer severe penalties if our employees or other agents were determined to have engaged in such practices.

Fluctuation in the value of currency may have a material adverse effect on your investment.

The value of foreign current against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Under the current global financial and economic conditions, it is impossible to predict with any certainty how foreign currency will move vis-à-vis the U.S. Dollar in the future.

Risks Relating to our Stock

The Offering price of $4.00 per Unit is arbitrary.

The Offering price of $4.00 per Unit has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares, therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

A low market price would severely limit the potential market for our common stock.

Our common stock may trade at a price below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC our current market. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock, and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among other things:

Factors that might cause these differences include the following:

	the ability of the company to offer and sell the shares of common stock offered hereby;

	the integration of multiple technologies and programs;

	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

	changes in existing and potential relationships with collaborative partners;

	the ability to retain certain members of management;

	our expectations regarding general and administrative expenses;

	our expectations regarding cash balances, capital requirements, anticipated revenue, and expenses, including infrastructure expenses; and

	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward-looking statements as required by law.

USE OF PROCEEDS

With respect to up to 5,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

	working capital;
	set up and marketing activities;
	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account. The company will receive no proceeds from the Selling Shareholders sale.

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000

Gross Proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Less: Offering Expenses*	500,000	1,000,000	1,500,000	2,000,000

Net Proceeds to the Company	$4,500,000	$9,000,000	$13,500,000	$18,000,000

Use of Proceeds:
Legal & Accounting	200,000	200,000	200,000	200,000
General Operational Expenses	1,000,000	1,000,000	1,000,000	1,000,000
Equipment & Development	3,300,000	7,800,000	12,300,000	16,800,000

Total	$4,500,000	$9,000,000	$13,500,000	$18,000,000

* Offering Expenses $0.40/share

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2022:

As of September 30, 2022
ASSETS
Current Assets
Cash	$27,478
Receivables and prepaid expenses and deposits	17,954
45,433
Non-current assets
Investments	5,000,000
Equipment	1,267
Mining licenses (note 4)	25,677,365
TOTAL ASSETS	$30,724,065
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and advances payable	$568,447
Convertible promissory notes	40,000
Loans payable – Current	0
Related party advances – Current	0
608,447
Loans payable - Long Term	3,320,705
Related party advances - Long Term	5,211,001
9,140,154

DILUTION

The net tangible book value of our company as of September 30, 2022, was $30,724,065 or ($0.0902) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets, less total liabilities) by the number of outstanding shares of our common stock on September 30, 2022.

Our net tangible book value and our net tangible book value per share will be impacted by the 5,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $4.00 per share.

We are registering 5,000,000 new shares of common stock for sale by our company. If all shares are sold at the offering price of $4.00 per share less estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of September 30, 2022, is illustrated in the following table:

Funding Level	33%	66%	100%
Shares from offering at respective funding level	1,650,000	3,300,000	5,000,000
Proceeds	$6,600,000	$13,200,000	$20,000,000
Offering price per share	$4.00	$4.00	$4.00
Net tangible book value per share prior to offering	$0.0902	$0.0902	$0.0902
Increase per share attributable to investors	$0.0188	$0.0375	$0.0566
Net tangible book value per share after offering	$0.1090	$0.1277	$0.1468
Dilution to investors	$3.8910	$3.8723	$3.8532
Dilution as a percentage of offering price	97.27%	96.81%	96.33%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the Pink Sheets on the OTCMarkets. We cannot assure that our goal of trading on NASDAQ will be achieved.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of October 1, 2022, the Company has seven hundred ten (710) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was incorporated on December 21, 2001, and is currently active in the state of Nevada

On September 24, 2020, GESI merged (the “Reverse Merger”) with and into ZB. ZB was the surviving corporation in the Reverse Merger and became the Company’s wholly owned subsidiary.

Business Strategy

General European Strategic Investments, Inc. possesses 2 large assets, with growth potential within the next 12-24 months. These are referred to as the following:

  The Finland Exploration Assets

  The Arbitration and Litigation Assets

  Waste Management

a)	The Finland assets

The Finland assets consists of The Laakso Project which is 100%-owned by GESI’s wholly owned Swiss subsidiary, ZB Capital AG. GESI is the largest reservation permit holder in Finland’s prolific Kuusamo Mining District holding approx. 1200 square Kilometers of reservation permits and reservation permit applications as well as exploration permits, and reservation permits for 11 diamondiferous kimberlite structures.

General European Strategic Investments Inc. (“GESI”) performs its activities in Finland through its wholly owned Finnish mining company Laakso Minerals Oy. Laakso Minerals Oy holds a large portfolio of mining properties in North-Central Finland, which include mining discoveries of Nickel Copper Platinum Group Elements (NiCuPGE) and diamondiferous kimberlites.

Figure 1 shows the location map of Laakso Minerals Oy’s concessions in Kuusamo Mining District of Finland.

ZB CAPITAL - LAAKSO MINERALS

RESERVATION & EXPLORATION LICENCES

KUUSAMO MINING DISTRICT FINLAND

GTK Mineral Deposits and Exploration
PDM ONE
"KAUKUA SOUTH"
KUUSAMO
ZB CAPITAL - LAAKSO MINERALS
"KS"
ZB - LAAKSO
PDM-ONE
3000m
DEEP DRILL HOLE
ZB-LAAKSO
DIAMOND DISCOVERY
DIAMOND DISCOVERY
RUSSIA
Kaukuanjärvi VA2020:0012
Maunujärvi
Korpivaara VA2021:0014
Mustavaara VA2021:0015
Näätälammit VA2021:0016
NiCuCo_Närä VA2020:0055
NiCuCo_Närä VA2019:0062
Korpuajärvi VA2020:0034
NiCuCo_Närä2 VA2020:0055
VA2018:0031-01
Kolkonjärvi VA2021:0010
Kostonjärvi VA2019:0079
Haukiaho North VA2020:0008
Simiö VA2020:0065
Naamanka VA2020:0004
Mustavaara West 1-14
Pärjä VA2020:0077
Laivajoki VA2021:0018
Kortejärvi 2 VA2020:0042
Penniö-Leski VA2019:0049
Kuusamon liuskevyöhyke 1 VA2019:0068
Kuusamo 4 VA2018:0054
VA2018:0054-02
Löytö VA2020:0090
Löytö 2 VA2020:0092
Löytö 3 VA2020:0093
Löytö 4 VA2021:0013
PGE R020
Keihäs VA2019:0084
Pintamo VA2019:0088
Kainuun liuskevyöhyke 1 VA2019:0074
VA2018:0017-01
Kuhmo VA2021:0001
TAIVALKOSKI
PUDASJÄRVI
1:483779 Y:7243056 X:708448

Fig.1. Location map showing landholdings of Laakso Minerals Oy comprising mining discoveries of Nickel Copper Platinum Group Elements (NiCuPGE) and diamondiferous kimberlites in Kuusamo Mining District of Finland.

Nickel Copper Platinum Group Elements properties

Laakso Minerals Oy is currently the largest landholder of mining rights for Nickel Copper Platinum Group Elements prospects in the Kuusamo Mining District. It possesses “reservation permit” landholdings on over 1200 square kilometers. Here is these list of “reservation” blocks:

Korpuajärvi VA2020:0034; 209,94 km2

Maunujärvi VA2020:0078; 58,89 km2

Korpivaara VA2021:0014; 204,702 km2

Mustavaara VA2021:0015; 740,828 km2

Geological background

The early Palaeoproterozoic (2500–2400 Ma) was a time of worldwide igneous activity, resulting in the formation of layered intrusions, mafic dyke swarms and volcanic formations on the cratonic areas of the Earth. The same igneous activity is also recorded in the Fennoscandian Shield, in the form of several layered intrusions, dykes and volcanic formations of different composition.

Landholdings of Laakso Minerals Oy cover a great part of the Koillismaa– Näränkävaara Intrusive Complex (Fig. 1), comprising the Koillismaa PGE-Ni-Cu, V metallogenic area, which is defined by the layered intrusions of the Koillismaa– Näränkävaara Complex and their immediate country rocks, in eastern Finland, about 150 km northeast of the city of Oulu (Fig. 1). The intrusive complex comprises the Koillismaa Intrusion, the Näränkävaara Intrusion, and a strong positive gravity anomaly (regarded as a major dyke at depth) that connects the western and eastern parts of the complex (Karinen 2012). The westernmost part of the complex (the Koillismaa Intrusion) consists of separate bodies that represent blocks of a single, sheet-like layered intrusion. These blocks straddle the boundary between the Archaean Eastern Finland complex and the Palaeoproterozoic Kuusamo schist belt, whilst the Näränkävaara Intrusion is surrounded by rocks of the Archaean basement complex. The layered intrusions of the Koillismaa–Näränkävaara Complex are mafic to ultramafic in composition and have an age of ca. 2.44 Ga (Alapieti 1982). The origin of the mineralization (Karinen, 2010) was triggered by emplacement of dykes of a new magma pulse into partially consolidated cumulates of the Koillismaa Intrusion. These dykes are presently represented by the non-cumulus textured gabbronorite bodies of the reef. The intruding magma was more primitive than that of the parental magma of the Koillismaa Intrusion and was saturated with ore-bearing fluid phase escaped from the magma upon emplacement in the form of late magmatic fluids, introducing PGE-Cu-Ni into host cumulates and recrystallizing them into mottled varieties. Sudden loss of volatiles from the intruding magma resulted in its supersaturation and related rapid crystallization to form the non-cumulus textured gabbronorite bodies.

Fig. 2. Generalized geological map of the northeastern part of the Fennoscandian Shield, showing the locations of early Palaeoproterozoic mafic-ultramafic intrusions (modified from Alapieti & Lahtinen 2002).

The Koillismaa-Näränkävaara Complex comprises the Näränkävaara Intrusion, the Koillismaa Intrusion and a strong positive gravity anomaly, which connects these distant eastern and western parts of the complex (Fig. 2). The strong positive gravity anomaly has been interpreted to reflect the location of a dyke or layered intrusion that acted as a feeder zone for the Koillismaa Intrusion magmas (Piirainen et al. 1978; Alapieti 1982).

Fig. 3. Geological map of the Koilismaa metallogenic area, the boundaries of which are marked here by a green line. The ”Gravity anomaly zone” (“Feeder Dyke”) is located inside the green boundary. The map is based on Karinen (2010).

Figure 4 shows the strong positive magnetic and gravity anomalies in connecting zone between the Koillismaa and Näränkävaara intrusions indicating the location of the “Feeder Dyke”, which is assumed to have been supplied the mafic-ultramafic magma with associated Ni-Cu-Co-PGE mineralization.

Fig. 4. Magnetic anomaly (a) and Bouguer gravity anomaly (b). Main roads are included on the map (red, yellow, and gray) and the acquired seismic profile is in purple. The maps are in KKJ3 coordinates.

Mineral systems

Just the strong positive gravity and magnetic anomaly, connecting the Koillismaa and Näränkävaara intrusions is expected to represent orthomagmatic Ni-Cu-Co-PGE as well as Cr-Ti-V-Fe mineral systems.

With regard to orthomagmatic sulphide ores the anomaly is considered as an “input channel”, referring to the “tube” carrying the mafic-ultramafic magma. It can be described by the term “conduit”, which refers precisely to tube-like geometry and to which several orthomagmatic sulphide mineralizations have been associated throughout the world. Figure 5 shows the models of the deep structure of the area of positive gravity and magnetic anomaly, connecting the Koillismaa and Näränkävaara intrusions, showing the expected locations of sulphide mineralization zones.

Fig. 5. Models of the deep structure of the gravity and magnetic anomaly. Magma flow channel formations are currently understood to be favorable sites for Ni-Cu-Co-PGE ore formation. In Figures a and b, the different formation models of the gravity anomaly are presented (figure formulated according to Barnes et al. 2016).

Korpuajärvi concession of Laakso Minerals Oy covers a great part of the discussed above anomaly, which is expected to host the high-grade massive sulphides with Ni-Cu-PGE mineralization. Figure 6 shows the magnetic anomalies map of the “Feeder Dyke” with indicated Korpuajärvi and other Laakso Minerals Oy’s concessions, boundaries of which are marked by the red line, and the marked by the yellow line adjacent concessions of the Canadian company Palladium One (PDM One), where it has tested the extensive occurrence of high-grade Ni-Cu-PGE ore.

Fig. 6. Magnetic anomalies map showing the location of Korpuajärvi and other Laakso Minerals Oy’s concessions (boundaries marked by the red line) and the adjacent concessions of PDM One with confirmed by drilling extensive high-grade Ni-Cu-PGE mineralization (boundaries marked by the yellow line).

3 km hole

The mysterious gravity anomaly between Näränkävaara and the Koillismaa Intrusive Complexes during decades caused the great interest of scientists all over the World and the expectations of huge, massive sulphides with high-grade Ni-Cu-PGE mineralization occurrence. Therefore the Geological Survey of Finland (GTK) announced in September 2020 that they will be drilling a 3km deep hole in southern Kuusamo, Finland.  The intention behind the ambitious exploit is to gain an understanding of the bedrock geology, and to facilitate deep-hole research for many disciplines such as survey technology, mineral systems, 3D modelling, geothermal energy, deep groundwater, and bedrock stability. The hole has been spud within the Korpuajärvi concession of Laakso Minerals Oy (Fig. 7).

Fig. 7. Bouguer anomaly map of the of Korpuajärvi concession of Laakso Minerals Oy with indicated location of the 3 km hole.

As it was earlier indicated by seismics (Fig. 8) the top of the ”Feeder Dyke” has been intersected by the borehole at depth of 1423m.

Fig. 8. Seismic profile showing the change of reflectivity at depth of around 1500 m. Borehole is shown by the red line.

At this depth the change of rocks from felsic to ultramafic took place, indicating the top of the ”Feeder Dyke” (Fig 9).

Fig. 9. Core from the top of the “anomaly zone”. Metamorphosed olivine-pyroxene-cumulate rock.

The bottom of the ”Feeder Dyke” is indicated by seismics at depth of about 3 km. Drilling of the borehole has been suspended for technical reasons on February 19, 2021, at depth of 1.7 km and drilling is expected to be resumed in the near future.

Palladium One activities in the Koillismaa Ni-Cu-PGE metallogenic area

Canadian company Palladium One (PDM One) is currently at the comprehensive stage of exploration of the Koillismaa Ni-Cu-PGE metallogenic area. It possesses two concessions adjacent to the Laakso Minerals Oy’s reservation permits (see Fig. 6). Their Läntinen Koillismaa (“LK”) concession borders the Maunujärvi concession of Laakso Minerals Oy from the west. Numerous exploration boreholes drilled by PDM One within this concession showed the disseminated intrusive marginal style mineralization with high-tenor, palladium dominated sulphide (3Pd:1Pt). At 100% sulphide the rocks contain ~84 g/t PGE (including ~58 g/t Pd), ~13% Cu and ~10% Ni. Preliminary metallurgical work indicates saleable concentrate by bulk floatation. Final concentrate is grading 11.4% Cu, 4.5% Ni, 36.3 g/t Pd, 4.6 g/t Au and 7.8 g/t Pt. The obtained final concentrate grades of 16-17% Cu+Ni. Unoptimized recoveries demonstrate scope for improvement. Rougher: 86% Pd, 72% Pt, 85% Au, 95% Cu and 56% Ni, cleaner: 73% Pd, 56% Pt, 78% Au 91% Cu and 48% Ni. MgO content is below 4%, which provides no smelter penalty. 1.6% final concentrate mass pull provides low shipping cost to smelter. PDM One extends its exploration drilling in the east direction towards the Maunujärvi concession of Laakso Minerals Oy. Each hole shows the extension of the high-grade ore occurrence eastwards thus confirming the prospects of the latter.

Other Laakso Minerals Oy’s reservation permits in the Kuusamo Mining District, Korpivaara and Mustavaara, whose area exceeds 940 km2, comprise numerous magnetic features similar to the one within the Läntinen Koillismaa concession of PDM One, where the extensive occurrence of high-tenor, palladium dominated sulphide occurrence has been confirmed (see Fig. 6), thus showing a high possibility of new discoveries of this type.

SEEMS DEEP Project

The unique possibility to investigate the mysterious “Feeder Dyke” in the Kuusamo Mining District of Finland, the international interest to whose geological structure and expected mineral systems with a tremendous mining potential has been enhanced by drilling by the Geological Survey of Finland (GTK) of the 3 km hole targeting to penetrate the strong magnetic and gravity anomaly, has stimulated the leading scientific and industrial institutions to initiate an international research project to the ERA-MIN-3 Joint Call 2021 on comprehensive study of the Korpuajärvi concession of Laakso Minerals Oy using the innovative scientific-research methods, approaches and ideas.

ERA-MIN3 is a global innovative pan-European network of 24 European and non-European research funding organizations, aiming to continue strengthening the mineral raw materials community through the coordination of research and innovation programs on non-fuel raw materials (metallic, construction, and industrial minerals). Officially launched on the 15th of January 2021, counts with an indicative budget of €19.5 Million.

The suggested by the Consortium, Laakso Minerals Oy being one of its members, project SEEMS DEEP (Seismic and Electromagnetic Methods for Deep mineral exploration) within the ERA-MIN3 is addressing the challenge of high costs of mineral exploration as well as poor success rates in discovering new deep-seated ore deposits through development of a novel workflow integrating seismic and electromagnetic (EM) methods. The members of the Consortium BRGM, GTK, Uppsala University and companies GRM Services and IRIS will be testing new light weight low-cost EM sensors while Institute of Geophysics PAS, GTK and Geopartner Geofizyka Ltd will acquire seismic data in the exploration area reserved by Laakso Minerals Oy. The test area of SEEMS DEEP is the Koillismaa Layered Igneous Complex that has a high potential to host several minerals from the EU critical raw material list, including Nickel and Cobalt and Platinum Group Metals. The project will benefit from petrophysical measurements from the 3 km deep drill hole and other background data enabling the construction of an initial geomodel to be used for optimization of the exploration works. The SEEMS DEEP workflow aims to substantially improve geomodels that will enable better decisions in exploration drilling which in turn will lead to decreased cost and lower environmental impact. Its ambition is to produce high-confidence earth models that add more value to the exploration project than several drill holes that might miss the exploration target and provide only point-like data.

SEEMS DEEP will acquire seismic reflection profiles to achieve large scale information about the geological architecture of the study area, while 3D seismic and EM surveys provide more detailed information about the target. The Koillismaa deep drill hole provides unique geological and petrophysical data that will be used as boundary conditions for the EM and seismic modelling as well as empirical relations between resistivity and seismic velocity. Feedback from these surveys will help to define best practices to industry in terms of successful discovery of new and high-grade deposits of Nickel and Cobalt and Platinum Group Metals at greater depths within the reservation area of Laakso Minerals Oy.

SEEMS DEEP brings together industrial partners, research organizations and universities from four different countries, Finland, Sweden, France, and Poland. The Consortium coordinator, GTK, has resources of geological and geophysical data of essential importance for this project. Here is the list of the partners of the SEEMS DEEP consortium:

Canadian Company Mira Geoscience was invited to join the Consortium and to implement their software into the Project. Mira Geoscience has developed software which efficiently interprets a set of geophysical data into a model of the ore body with the recommended location and structure of the mine for the most efficient development of the field. For formal reasons Mira Geoscience cannot directly join the Consortium, but is ready for cooperation in the project by sharing their software, being interested in its implementation in such a unique case study, testing it using the new innovative deep exploration techniques and working jointly with the world-class, cutting-edge scientists.

Five work packages (WP) are currently almost fully developed to be to be submitted within the Final Proposal. WP1: Geomodelling, includes petrophysical studies and geological interpretation of existing data prior to WP2 & WP3, updating models during course of the project and construction of final geomodel. WP2: Survey and instrumentation design, includes modeling and simulation how to make efficient field work campaign and the forward modeling, takes decisions about right kind instrument and their layout. WP3: Field acquisition, includes implementing plans of WP2, simultaneous acquisition of both seismic and EM data, 2D seismic reflection profiles and a small 3D seismic cube as well as RMT, AMT, ERT/IP, CSEM, CDAMT measurements. WP4: Joint imaging, includes utilization of EM data in seismic processing and vice versa as well as integration of data for WP1.

WP5: Coordination and dissemination:

Geological Survey of Finland / GTK (coordinator) will provide resources of geological and geophysical data of essential importance for this project. GTK has been participating and leading several ERA-MIN and other EU funded projects.

Bureau des Recherches Géologiques et Minières / BRGM (France) is France’s reference public institution for Earth Science applications in the management of surface and subsurface resources and risks. One of the key activities of BRGM is related to mineral resource assessment. The Geophysics group of BRGM provides support for this activity by performing state-of-art research and development in EM and seismic methods.

Institute of Geophysics, Polish Academy of Sciences / IG PAS is the leading Polish research institution on the physics of the Earth. Themes related to the solid earth comprise a broad range of activities focused on the development and application of novel seismic imaging techniques, especially those based on the full recorded wavefield, which is of crucial importance to SEEMS DEEP.

Uppsala University / UU develops multi-dimensional forward and inverse modelling methods, using 3D finite and spectral elements and incorporating seismic and borehole logging constraints, as well as time-series processing.

IRIS instruments, France is a subsidiary of BRGM, a geophysical equipment manufacturer. Underpinned by in-house expertise, IRIS Instruments provides innovative geophysical systems and solutions devoted to mineral exploration.

GRM-Services, Finland is a highly capable company in EM data acquisition, processing and interpretation providing efficient means to apply methods developed within the project to various exploration sites all over Europe

Geopartner Geofizyka is involved in acquisition of seismic data for mineral exploration, as well as integration of seismic and non-seismic data in numerous countries.

Laakso Minerals Oy: SEEMS DEEP experiments will be conducted in the concession of Laakso Minerals providing insight of an exploration company to the consortium.

Total budget of the Project is 2 182 518 €.

Presently SEEMS DEEP proposal has passed 1st stage of ERA-MIN Joint call. The project has been recognized as a highly competitive. It is within 48 out of 146 pre-proposals which have been selected for stage 2. The referees have given excellent reviews of the proposal: scientific excellence 15/15 points; impact 13/15 points; implementation 14/15 points.

Diamond properties

The Archaean Karelian Craton is prospective for diamondiferous kimberlites due to good conditions for diamond preservation: low geothermal gradient and thick lithosphere. The craton is considered under-explored for kimberlites and lamproites. 25 classical diamondiferous kimberlite occurrences discovered so far in the Kuopio and Kaavi clusters. They are similar to the kimberlites of South Africa. Intrusion styles range from dykes up to 700 m x 30 m in size to nearly circular diatremes up to 400 m2 . Age c. 600 Ma (O’Brien et al. 2005). The concessions of Laakso Minerals Oy, comprising the diamondiferous kimberlites, occur at a distance of about 200 km from the Lomonosov and Grib diamond fields of Russia, which belong to the World’s largest diamond occurrences.

Presently Laakso Minerals Oy has obtained two reservation permits with diamondiferous kimberlites occurrence: Kolkonjärvi VA2021:0010 206,65 km2 and Kylmälahti VA2021:0009 17,22 km2. The map of Kolkonjärvi reservation permit is shown at Fig. 10.

590000
600000
610000
7270000
7260000
Särkiluoma
Polojärvi
Polo
Hauta-
vaara
Irnijärvi
Maahalsi
Vaaraperä
Perälampi
Rinneaho
Kolkkojärvi
Kattaisenjärvi
Kattaisensuo
Kylmäluoman retkeilyalue
Kattaisenvaara
Kuohusuo
Luodelammsuo
Hietaranta
Ampuma-
vaara
Konttivaara
Ala-Irni
Katosranta
Martinvaara
Hietasuo
Saunasuo
Kylmäluoma
Eteläluoma
Kattilajärvi
Julma-
Ölkky
Runtinsuo
Murto-
vaara
Runtinlampi
Kolkonjärvi
Jatkon-
kangas
Ala-Ölkky
Luolavaara
Iso-Tietämätön
Syrjä-
Somer
Laukkujärvi
Isovaara
Sarvijärvi
Salausvaara
Iso-Takanen
Tietämättömän-
suo
Pajulampi
Itä-
vaara
Hutunniemi
Koviojärvi
Kivijärvi
Keski-
Valkeainen
Kaivossuo
Hoilasen-
vaara
Kivivaara
Kokalmus
Rutavaara
Laihalampi
Saarijärvi
Hossan kansallispuisto
Hyvävaara
Aittojärvi
Rytilampi
Lehtovaara
Honka-
vaara
Kuohunsuot
Perangan Parviainen
Pisto
Pistojärvi
Lounat-
Valkeinen
Sääskiniemi
Itävaara
WMS Peruskartta © Maanmittauslaitos 2021

Legend

Reservation application area

geopool

Laakso Minerals Oy
Tenement: Kolkonjärvi
Location: Kuusamo - Taivalkoski - Suomussalmi

0 5 10 km

Coordinate system: ETRS - TM35FIN
Scale: 1 : 100 000
16.02.2021
Ab Scandinavian GeoPool Oy

Fig. 10. The map of Kolkonjärvi reservation permit of Laakso Minerals Oy

It includes 4 diamondiferous kimberlites occurrences in a single permit (Fig. 11). The fifth one shown at the figure, Kattainsenvaara diamond occurrence, is not included, because it occurs within the protected hiking area.

Fig. 11. Location of kimberlites occurrences in Kolkonjärvi reservation permit of Laakso Minerals Oy

The map of Kylmälahti reservation permit is shown at Fig. 12.

Legend
Reservation application area
540000
550000
Juurusvesi
Rissala
KUOPION LENTOASEMA
KUOPIO FLYGPLATS
Otus
Pappi
Kokko
Aittosaari
Hyvölä
Kopolanniemi
Kopolanlahti
Jänneniemi
Heikkilä
Pitkälä
Rissalanranta
Uudistalo
Pelonniemi
Pelonsalmi
Hölökkälä
Kemppilä
Kotasalmi
Kuoppala
Anttila
Risuniemi
Teerisaari
Soidinmäki
Vääräkangas
Laajalahti
Pohjalampi
Jännevirta
Heteharju
Vaittilansaari
Munakkaniemi
Päivärinne
Koivula
Jännevesi
Suotaival
Kumpuniemi
Vanha-Puomila
Ryönä
Kotkatvesi
Puitinsaari
Härkönen
Kotkatniemi
Uuhitaipale
Kylmälahti
Töytikkö
Pieni Kangaslampi
Suuri Kangaslampi
Hussonmäki
Kohiseva
Lähdeharju
Hirvolanniemi
Rantala
Ruskeavesi
Vehkalampi
Kerivuori
Tervasmäki
Vartiala
Jokela
Kivelä
Kihonniemi
Kotkatlahti
Suuri-Majoinen
Majoisensalo
Kalliohariu
Kivimäki
Kihonvesi
Kurkiharju
Pirttijärvi
Latoharju
Mustalahti
Raiskio
WMS Peruskartta © Maanmittauslaitos 2021

geopool

Laakso Minerals Oy
Tenement: Kylmälahti
Location: Kuopio - Siilinjärvi

0 2 4 km

Coordinate system: ETRS - TM35FIN
Scale: 1 : 50 000
16.02.2021
Ab Scandinavian GeoPool Oy

Fig. 12. The map of Kylmälahti reservation permit of Laakso Minerals Oy

It includes 6 diamondiferous kimberlites occurrences in a single permit shown as orange spots at the map.

Laakso Minerals Oy has submitted an application for the Käsmäjärvi exploration permit ML2021:0021; 0,9512 km2. The location map of this concession is shown at Fig. 13.

580000
590000
7380000
Kovajärvi
Kataja
Katavisto
Ponnetonlampi
Kuolionvaara
Raivolampi
Yli-Kuoliojärvi
Varisvaara
Vääräjärvi
Taipaleenalanen
Vääränvaara
Koiravaara
Losovaara
Hävittömänlamminsuo
Nurmela
Lehtoniemi
Järvenpää
Matalajärvi
Naulavaara
Matalajärvi
Välikangas
Koivisto
Joutenvaara
Isosuo
Isonsuonjoki
Partasenlampi
Välisuo
Salokangas
Pitkäaho
Ellala
Pöykiönvaara
Repokylä
Korvensuo
Kontiojoki
Nevala
Perävaara
Liettilampi
Pyöreäsuo
Paskalampi
Selkosenaho
Vallioniemi
Papinsuo
Visala
Visajärvi
Käsmäjärvi
Takkuvaara
Leppälä
Autiosuo
Visavaara
Ala-Takkulampi
Yli-Takkulampi
Käsmä
Korpuajärvi
Myllymurto
Pahka-aho
Pahkajärvi
Pahkavaara
Kivilamminsuo
Likalampi
Isonsuon-
kangas
Visalampi
Korpuanjoki
Palolehto
WMS Peruskartta © Maanmittauslaitos 2021
Legend
Exploration permit application area
Current Laakso Minerals reservations

Laakso Minerals Oy
Tenement: Käsmäjärvi
Location: Kuusamo

0 2 4 km

Coordinate system: ETRS - TM35FIN
Scale: 1 : 50 000
16.02.2021
Ab Scandinavian GeoPool Oy

Fig. 13. The location map of Käsmäjärvi exploration permit

It is expected to be granted within the nearest months. Käsmäjärvi kimberlite occurrence was discovered in 2005. It comprises 3 diamondiferous kimberlite pipes. Detailed ground magnetic survey has been performed within this concession and 10 diamond drill holes (tot. 306 m) have been drilled, 6 of which intersected kimberlite. Fig. 14 shows 3 kimberlite pipes reflected as magnetic anomalies within the Käsmäjärvi concession.

Fig. 14. Ground magnetic anomalies showcasing kimberlite pipes 45 and 47 of the Käsmäjärvi area

A large portfolio of concessions possessed by Laakso Minerals Oy in Finland, their great mining potential and the extensive exploration work plans allow expecting successful exploration works with a consequent generation of significant profit for GESI.

References

Alapieti, T. T. & Lahtinen, J. J. 2002. PlatinumGroup Element Mineralization in the Layered Intrusions of Northern Finland and the Kola Peninsula, Russia. In: Cabri, L. J. (ed.) The Geology, Geochemistry, Mineralogy and Mineral Beneficiation of Platinum-Group Elements. Canadian Institute of Mining, Metallurgy and Petroleum, Special Volume 54, 507–546.

Karinen, T. 2010. The Koillismaa Intrusion, northeastern Finland – evidence for PGE reef forming processes in the layered series. Geological Survey of Finland, Bulletin 404, 176 p

T. Karinen, 2012. In: Eilu, P. (ed.) 2012. Geological Survey of Finland, Special Paper 53, 299–301.

Piirainen, T., Hugg, R., Aario, R., Forsström, L., Ruotsalainen, A. & Koivumaa, S. 1978. Koillismaan malmikriittisten aluiden tutkimusprojektin loppuraportti 1976. Geological Survey of Finland, Report of investigation 18. 51 p.

O’Brien, H., 2015. Kimberlite-hosted diamonds in Finland. In Maier, W.G., Lahtinen, R., O’Brien, H., Mineral deposits of Finland, pp. 345– 368.

b) Arbitration and Litigation Assets

The second Assets is referred to the Arbitration and Litigation Assets as it refers to assets that the company has acquired via its acquisition of a dormant company, the right to arbitration award rights in a potentially very large multi-billion-dollar arbitration proceeding. The proceedings have only been slowed due to the COVID-19 pandemic, but the award is being fought and the company expects to commence settlement discussions within this fiscal year.

Historical Background:

1) In summer 2020 General European Strategic Investments Inc. (“GESI“) amalgamated with Swiss based ZB Capital AG. One of the main assets of ZB Capital AG has been (and still is) a big portfolio of litigation assets against

a) The Slovak Republic – a full member of the European Union, and

b) A large multi-billion-dollar lawsuit against one of Europe´s largest construction material company conglomerate, BAUMIT and Schmid Industrieholding GmbH („SIH“) of Wopfing, Austria.

The litigation against the Slovak Republic is a large Arbitration case at the World Bank´s ICSID department, which arose from the Slovak Republic´s illegal expropriation of EuroGas-Rozmin‘s Gemerská Poloma talc license covering mining rights of the huge Gemerská Poloma ore body in the Slovak Republic, ranked as the 3rd largest talc orebody in the world.

Originally the license was owned by Rozmin s.r.o., a wholly owned subsidiary of the Salt Lake City - Utah, USA based EuroGas Group. After the Slovak Republic illegally and corruptively took the license away from Rozmin s.r.o. at the end of 2004, Rozmin successfully went to court in the Slovak Republic and sued the Slovak Republic in Slovak courts obtaining 3 final non-appealable judgements of the Supreme Court of the Slovak Republic, the Highest Slovakian Court in favor of Rozmin.

Despite these three non-appealable final judgements of the The Highest Slovakian Court in favor of EuroGas-Rozmin the corrupt Slovakian Supreme Mining Department HBU refused to reinstate Rozmin’s talc mining license.

In February 2008, May 2011 and March 2013 the Supreme Court of the Slovak Republic approved of Rozmin´s legal proceedings against the Slovak Republic in full. Despite this incredible success of EuroGas-Rozmin in Slovakian Courts, the corrupt Slovak Supreme mining office („HBÚ“) refused to return the talc mining license for one of the largest talc deposits in the world to its rightful owner Rozmin s.r.o. and transferred it illegally and – in the opinion of EuroGas-Rozmin - corruptively to the Austrian BAUMIT- Schmid Industrieholding GmbH („SIH“) Group without a tender, as required by Slovak and international law.

Rozmin and its US parent company EuroGas Inc. of Salt Lake City – Utah immediately started international Arbitration proceedings at the World bank´s ICSID department in Washington D.C. in June 2014 under the Arbitration File Nr. ICSID ARB:14/14.

In 2015 the Slovak Republic unsuccessfully commenced a separate lawsuit against EuroGas Inc. in the Utah Courts with the aim to gain control over EuroGas Inc. and Rozmin s.r.o.

This attempt ended in a disaster for the Slovak Republic, as the US courts turned down the Slovak Republic’s request in full and awarded EuroGas Inc. and Rozmin s.r.o. with a dramatic historical victory over the Slovak Republic, confirming amongst others, that the talc mining rights of the huge Slovakian Gemerska Poloma orebody belong to EuroGas and Rozmin „NUNC PRO TUNC“ ( Translation : „NOW AND ALWAYS BEFORE“) ..

The Slovak Republic immediately filed an appeal with the US Appeal Court but lost out. After that the Slovak Republic filed another appeal in the Highest US Appeal Court of the 10th Circuit, however lost again, with final judgement of January 4, 2019, in favor of EuroGas-Rozmin. After this loss the Slovak Republik threw in the towel and didn’t proceed further to the US Supreme Court anymore and the Final Judgement in favor of EuroGas-Rozmin became legally binding.

The ICSID tribunal of EuroGas Inc.-Rozmin´s arbitration proceedings against the Slovak Republic unfortunately didn’t wait for the outcome of the US proceedings and decided 1 ½ years earlier, in August 2017, that due to a formality mistake that it has no jurisdiction over EuroGas – Rozmin and declared the arbitration proceedings of EuroGas vs. Slovak Republic a tie without a winner or a loser and both parties had to share their own court costs.

When the 10th Circuit Appeal Court of the United States of America decided against the Slovak Republic on January 4, 2019, EuroGas Inc. immediately notified and informed the President of the Slovak Republic, the Honorable Madam Zuzana Čaputová, that EuroGas and Rozmin will bring new international ICSID arbitration proceedings against the Slovak Republic.

Due to the start of the worldwide COVID 19 pandemic in February 2020 EuroGas Inc. could not commence new arbitration proceedings against the Slovak Republic for over 2 years. In addition to this EuroGas Inc. was not able to raise the necessary financial backing due to the year-long legal proceedings in order to commence new arbitration proceedings against the Slovak Republic.

2) In summer 2020 the management of GESI made an offer to EuroGas Inc. to take over EuroGas Inc´s wholly owned Swiss based subsidiary ZB Capital AG, which had earlier acquired 80% of EuroGas-Rozmin’s legal rights, including EuroGas-Rozmin’s legal rights in the pending Arbitration against the Slovak Republic and against Austria’s Schmid Industrieholding (SIH) as (illegal) successor of the Gemerska Poloma talc rights in the Slovak Republic.

GESI provided EuroGas and its wholly-owned Swiss subsidiary ZB Capital AG with a firm commitment to fully finance EuroGas Inc´s arbitration proceedings against the Slovak Republic and the lawsuits against Austrians BAUMIT- Schmid Industrieholding GmbH („SIH“), the illegal holder of EuroGas-Rozmin´s former talc mining license at Gemerská Poloma for receiving a total consideration of 80% net from the final judgements against the Slovak Republic and against Austria’s Schmid Industrieholding (SIH).

After having received the final commitment from GESI the EuroGas Group immediately mandated the US law firm Baker and McKenzie of Chicago Ill. as its main law firm to commence arbitration proceedings together with the EuroGas Group‘s Utah solicitors against the Slovak Republic and to file criminal charges against Austria´s BAUMIT-Schmid Industrieholding GmbH („SIH“), its owners and management.

GESI agreed to fund EuroGas Inc´s total arbitration proceedings against the Slovak Republic and all the lawsuits against BAUMIT- Schmid Industrieholding GmbH („SIH“) for consideration of receiving an 80% net interest from any future Arbitration award or Final Judgement from the criminal proceedings against Austria’s Schmid Industrieholdings (SIH).

3) Relaying upon the financial assurances and undertakings of GESI, EuroGas Inc. has actively commenced all preparations for the new ICSID arbitration proceedings against the Slovak Republic, as well as has taken legal steps against BAUMIT-Schmid Industrieholding GmbH („SIH“) in Austria and the Slovak Republic.

On or about June 9, 2022, the Slovak law firm for EuroGas - Rozmin s.r.o., Dr. Kvašnica and Partners, has delivered a large criminal complaint to the Attorney General‘s Office of the Slovak Republic and has asked the General Attorney of the Slovak Republic to investigate the alleged wrongdoings of SIH and eventually file criminal charges against the BAUMIT-Schmid Industrieholding (SIH) Group of Wopfing, Austria on behalf of Rozmin s.r.o., EuroGas‘ Slovak mining arm.

Simultaneously, Salt Lake City based EuroGas Group, through its Austrian subsidiary EuroGas GmbH, of Vienna Austria, has also filed also a separate massive criminal complaint against the BAUMIT-Schmid Industrieholding („SIH“) group with Austria’s Anti Corruption Attorney General’s Office „WKStA“ in Vienna Austria.

Based on the historical background of the legal background of both litigation cases GESI and EuroGas as well as its US based legal team consider the chances to win both Litigation Assets as excellent.

c)	Waste Management

In addition, GESI owns a 49%-interest in ColdPro LTD. (ColdPro), a private UK company specializing in waste management in the UK. ColdPro is a licensed UK-based integrated waste management business, and one of only six regulated approved authorized treatment facilities in the UK.

Competition

The market for rough diamonds is subject to strong influence from the world's largest diamond producing company, De Beers, of South Africa, and from The Diamond Trading Co., (formerly known as the Central Selling Organization), a marketing agency controlled by De Beers.

In addition, there are a number of larger waste management companies in the UK including Biffa, Business Waste, CheaperWaste, FCC Environment, Ribbex, Suez, SWR, The Waste Company, Veolia and Viridor.

Regulation

The current and anticipated future operations of the Company, including development activities and commencement of production on its properties, require permits from various federal, territorial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. The Company's exploration activities and its potential mining and processing operations are subject to various laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, mine safety and other matters.

Such operations and exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that the Company obtain permits from various governmental agencies. The Company believes it is in substantial compliance with all material laws and regulations which currently apply to its activities. There can be no assurance, however, that all permits which the Company may require for construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations, or that new legislation or modifications to existing legislation, would not have an adverse effect on any exploration or mining project which the Company might undertake.

Failure to comply with applicable laws, regulations and permit requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations. The amount of funds required to comply with all environmental regulations and to pay for compensation in the event of a breach of such laws may exceed the Company's ability to pay such amount.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation of existing or new laws, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large-accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of December 20, 2022, we have no employees, but have five (5) officers and directors who are non-employee Directors. We have no agreements with any of our management/subcontractors for any services. We consider our relations with our subcontractors to be good.

Description of Property

We currently lease office space at 6605 Grand Montecito Parkway, Suite 100, Las Vegas, NV 89149 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our business efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2021, that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements, and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

General European Strategic Investments, Inc. possesses 2 large assets, with growth potential within the next 12-24 months. These are referred to as the following:

c. The Finland Exploration Assets

d. The Arbitration and Litigation Assets

The Finland assets consists of The Laakso Project which is 100%-owned by GESI’s wholly owned Swiss subsidiary, ZB Capital AG. GESI is the largest reservation permit holder in Finland’s prolific Kuusamo Mining District holding approx. 1200 square Kilometers of reservation permits and reservation permit applications as well as exploration permits, and reservation permits for 11 diamondiferous kimberlite structures.

The second Assets is referred to the Arbitration and Litigation Assets as it refers to assets that the company has acquired via its acquisition of a dormant company, the right to arbitration award rights in a potentially very large multi-billion-dollar arbitration proceeding. The proceedings have only been slowed due to the COVID-19 pandemic, but the award is being fought and the company expects to commence settlement discussions within this fiscal year.

In addition, GESI owns a 49%-interest in ColdPro LTD. (ColdPro), a private UK company specializing in waste management in the UK. ColdPro is a licensed UK-based integrated waste management business, and one of only six regulated approved authorized treatment facilities in the UK.

Liquidity and Capital Resources

As of September 30, 2022, we had current assets of $45,433, consisting of $27,478 in cash and $17,054 in prepaid expenses, receivables, and deposits. Current liabilities on September 30, 2022, totaled $608,447.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the Company will receive increasing revenues from operations in the coming year; however, since the Company has a short history of revenues, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 66%, and 33%. As the Company’s expenses are relatively stable, unless additional licensed products are rolled out, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds during 2023 and 2024 through sales of equity, debt, and convertible securities, if it is deemed necessary.

GESI has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We generated no revenue for the nine months ended September 30, 2022. As a result, we have reported a net loss of $763,667 for the period ended September 30, 2022.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading "Results of Operations" following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and that require complex management judgment.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties, and markets that could affect the financial statements and future operations of the Company.

Revenue Recognition

The company recognizes revenue under ASC 605 “Revenue Recognition.” Revenue is recognized when it is invoiced to the customer.

OUR MANAGEMENT

Executive Officers

Name	Age	Position

Wolfgang Rauball	76	President, CEO & Director

Christopher Malone	61	Secretary, CFO & Director

Kyle Appleby	47	Treasurer & Director

Robert Seguin	62	VP & Director

Yuriy Koltun	66	Director

Directors, Executive Officers, Promoters and Control Persons

Wolfgang Rauball 76 President, CEO & Director

From 1975 to date Mr. Rauball has been working as a mining geologist and mining financier-consultant for public companies in Canada, USA, and Europe. He is involved actively in numerous mining and oil & gas companies as a shareholder and a director and officer in Canada, USA, Brazil, Peru, and Europe with a long track record of major mining and oil & gas ventures, having held in the past and still presently holding numerous directorship positions in mining and oil & gas companies in Canada, USA, and Europe. Mr. Rauball has been a Director and CEO of GESI since September 2020

Christopher Malone 61 Secretary, CFO & Director

Mr. Malone has been active in the industry for many years including at Clear Street Canada Inc, (February 2022 – Present) CFO (Contract), General European Strategic Investments Inc. (February 2022 – Present) Director (Contract), Trinity Resources (February 2022 – Present) CFO and Director (Contract), Velocity Trade Capital Ltd. (January 2022 – Present) CFO (Contract)

Vyre Network (December 2021 – Present) CFO (Contract), Sterling Group Consultants Inc. (January 2018 – Present) Partner (Not Active), Deenar Securities Ltd. (July 2017 – Present) - CFO (Contract). Mr. Malones education includes Canadian Securities Institute – Partners Directors Officers Certification, Canadian Securities Institute – Canadian Securities Course Certification

Canadian Securities Institute – CFO Qualifying Certification, Canadian Securities Institute – Conduct & Practices Handbook Certification, Chartered Professional Accountants – CPA, CMA (1991), The University of Western Ontario (London) - B.A., Finance and Economics (1983).

Kyle Appleby 47 Treasurer & Director

Mr. Appleby is a Chartered Professional Accountant with extensive finance, accounting, and compliance experience in diverse industries including Crypto, Cannabis, Esports, Technology, Telecom, Junior Mining, Investment Funds, Food, and others. Proven ability to improve operations, impact growth, maximize profits and meet tight deadlines. Hands on experience in management, working with board of directors, banks, lawyers, auditors, and Regulatory bodies. Have worked with over 20 public companies across a variety of exchanges including NEO, TSX, TSXV, CSE, AIM and OTC. From 2007 until present he has acted as Chief Financial Officer – Independent Chartered Professional Accountant specializing in providing a comprehensive range of Financial, Accounting, governance, and other related services to public companies. Mr. Appleby’s education includes being admitted to the Chartered Professional Accountants of Ontario (and Canada) in May 2001and York University - Bachelor of Arts: Economics.

Robert Seguin 62 VP & Director

Mr. Seguin is multi-national & multilingual Senior Manager with over 30 years of institutional experience & management of securities dealers in various cities and multicultural environments. He has demonstrated successes in start-up situations, focused on business development, and generated increasing revenue and profitability, through organized and targeted communication, marketing, and salesmanship. Mr. Seguin has excellent organizational skills and is highly motivated and innovative in approaching new challenges. Since March 2006 Mr. Sequin has lead Westmount Capital, Geneva, Switzerland as managing partner. He founded Westmount as an Investor Relation & Corporate Advisories boutique with a focus on the Emerging Growth sector of the Stock Market, with Global reach in terms of deployment of capital.

Yuriy Koltun 66 Director

Dr. Koltun brings over 43 years of scientific experience focusing on geology and geochemistry. He earned a MSc Engineering in Geology from the Lviv State University and a PhD in Geology from the Institute of Geology and Geochemistry in Ukraine. His work has included serving as Engineer for Fountain Oil Inc. (Norway), Director for EuroGas Minerals LLC (Ukraine), and Deputy Director for Europa Oil and Gas (UK). Since April 4, 2022, he is a member of the Board of Directors of General European Strategic Investments (GESI) Inc. Dr. Koltun has worked on several geological projects in Ukraine and Finland, and has published 21 scientific papers in Scopus Journals (1st and 2nd quartile), in particular to include the American Association of Petroleum Geologists (AAPG) Bulletin, AAPG Memoir, Journal of Petroleum Geology, and Marine and Petroleum Geology.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Wolfgang Rauball, President & Director	2020	$0	0		0	0	0	0	$0
	2021	$0	0		0	0	0	0	$0

Kyle Appleby, Treasurer & Director	2020	$0	0		0	0	0	0	$0
	2021	$0	0		0	0	0	0	$0

Christopher Malone, Secretary, CFO & Director	2020	$0	0		0	0	0	0	$0
	2021	$0	0		0	0	0	0	$0
Robert Seguin, VP & Director	2020	$0	0		0	0	0	0	$0
	2021	$0	0		0	0	0	0	$0
Yuriy Koltun, Director	2020	$0	0		0	0	0	0	$0
	2021	$0	0		0	0	0	0	$0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of October 1, 2022.

Compensation of Non-Employee Directors. We currently have only non-employee directors, and no compensation was paid to non-employee directors in the period ended October 1, 2022. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. Considering the fact that we are an early-stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of October 1, 2022, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Common Shares Beneficially Owned (*)	Percent of Class (**)	Number of Preferred Shares Beneficially Owned(*)	Percent of Class(**)

Wolfgang Rauball	Schaffhausen, Switzerland	0	0%	1	100%
Christopher Malone	Aurora, Canada	0	0%	0	0
Kyle Appleby	Toronto, Canada	0	0%	0	0
Robet Seguin	Geneva, Switzerland	0	0%	0	0
Yuriy Koltun	Lviv, Ukraine	0	0%	0	0
Sonanini Holdings Ltd (the control person is Wolfgang Rauball)	Vancouver, Canada	41,655,000	12.2%	0	0

Eurogas Inc. (the control person is Harald Schmidt)	Salt Lake City, USA	40,333,333	11.8	0	0
EPL Consulting AG (the Control person is Michael Ludes)	Schaffhausen, Switzerland	200,000,000	58.7	0	0

All Directors and Officers as a Group (5 persons)		41,655,000	12.2%	1	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of shares outstanding on October 1, 2022 (343,946,485 common and 1 Preferred).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules, and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of General European Strategic Investments, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares as of October 1, 2022
Title of Class	Authorized	Outstanding
Common stock, $0.001 par value per share	490,000,000	343,946,485

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred Stock

The Preferred Stock has Series A which has super voting rights only, with no redemption value, or dividend rights or conversion rights.

The Preferred Stock has Series B. The number of authorized share of Series Preferred Stock is 100,000 shares. Each share of Series B Convertible Preferred Stock carries a par value of $0.001. Preferred shares are entitled to no dividends, no redemption rights, and no voting rights. Each 1 share of Series B Preferred Stock shall be convertible into 1,000 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

The Preferred Stock has Series C. The number of authorized share of Series C Preferred Stock is 1,500,000 shares. The Preferred shares are entitled to no dividends, no redemption rights, and no voting rights. Each 1 share of Series C Preferred Stock shall be convertible into 100 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

Series C Preferred Stock carry anti-dilution and piggy-back rights and shares may be converted once the Corporation’s stock is at a volume weighted average price (VWAP) of $5.00 for 20 consecutive days.

Limitations on Stockholder Actions

Title 7 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Title 7 of the Nevada Revised Statutes further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Nevada Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents, and any other persons to the fullest extent permitted by the NRS.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. These selling shareholders are Underwriters for this offering.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering (1)	Percentages Beneficially Owned After the Offering
CFO Advantage, Inc. 614 Rushton Road Toronto ON M6C 2Y7 Canada	1,000,000	1,000,000	0	0

Nikolas Perrault 486 Rue Vaudrevil Mont St Hilaire QC J3H 4L6 Canada	10,000,000	10,000,000	0	0

Ubiquity, Inc. 125 Trilby Ave Fort Collins, CO 80525	9,500,000	9,500,000	0	0
				0
Westmount Capital Rue De-Candolle 9, CH Geneve 1205 Switzerland	500,000	500,000		0

Total	21,000,000	21,000,000	0	0

(1) The number of shares listed in these columns include all shares beneficially owned by the selling stockholder.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after May 1, 2017, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 2,941,658 shares of common stock were outstanding on May 1, 2017.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees, and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

• broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share. The company’s shares may never be quoted on the OTC Markets or listed on an exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

By Our Company

We may sell the Units subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

 directly to investors;

 to investors through agents;

 to dealers; and/or

 through one or more underwriters.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers, and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the Units may be effected from time to time in one or more transactions:

 at a fixed price or prices.

Shares sold pursuant to the registration statement of which this prospectus are currently listed on the OTC Market. The Company may not achieve its goal of trading on NASDAQ. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities will be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell Units, we will describe the method of distribution of the Units in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

 identify any such underwriter or agent;

	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

 identify the amounts underwritten; and

 identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the Units may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage re-sales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers, and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing, and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of General European Strategic Investments, Inc. in the amount of $4.00 for each share you want to purchase.

OTC Markets Considerations

The Company currently trades on the OTCMarkets. There is no guarantee that the Company will achieve its goal of becoming listed on the NASDAQ. The OTCMarkets is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets.

Because OTC Markets board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Title 7 of the NRS provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. NRS also provides that directors and officers may also be indemnified against expenses (including attorney’s fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner, they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Thomas Cook, Esq., 10470 W. Cheyenne Avenue, Suite 115, PMB 303, Las Vegas, Nevada 89129, (702) 524-9151.

EXPERTS

The consolidated financial statements included in this prospectus for the period for the years ended December 31, 2020, and 2021 have been audited by Olayinka Oyebola & Co. an independent registered public accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in General European Strategic Investments, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Nevada, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

Audited Financial Statements

For the years ended December 31,2021 and December 31,2020

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm F-1
Balance Sheets as of December 31, 2021, and 2020 F-2
Statements of Operations for the Years ended December 31, 2021, and 2020 F-3
Statements of Stockholders’ Deficit for the Years ended December 31, 2021, and 2020 F-4
Statements of Cash Flows for the Years ended December 31, 2021, and 2020 F-5
Notes to the Financial Statements F-6-F12

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of General European Strategic Investment, Inc.

We have audited the accompanying balance sheets of General European Strategic Investment, Inc. (the "Company") as of December 31, 2021, and 2020 and the related statements of operations, changes in shareholders' equity and cash flows, for each of the two years in the period ended December 31, 2021, and 2020, and the related notes collectively referred to as the "financial statements”.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021, and 2020, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 4 to the financial statement, the Company has continuously incurred a net loss of $(4,272,276) for the year ended December 31, 2021, and an accumulated deficit of $(155,980,085), and a working capital deficit of $(7,227,431) as at December 31, 2021. The continuation of the Company as a going concern through December 31, 2021, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since March 2022.

August 23rd, 2022.

Houston Texas

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Balance Sheets
(Expressed in United States dollars)
	As at December 31, 2021	As at December 31, 2020
ASSETS
Current Assets
Cash	$ 35,097	$ 3,245
Receivables and prepaid expenses and deposits	25,491	35,273
Total Current Assets	60,588	38,518
Non-current assets
Equipment	1,913	-
Mining licenses (note 4)	25,907,225	25,869,376
TOTAL ASSETS	$ 25,969,726	$ 25,907,894
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and advances payable	$ 649,349	$ 331,084
Convertible promissory notes	70,000	70,000
Loans payable	265,731	49,309
Related party advances	6,302,939	2,622,803
Total Current Liabilities	7,288,019	3,073,196
Stockholders’ equity
Common stock, par value $0.0001
490,000,000 authorized, 310,646,485 and 302,646,485
issued and outstanding as of December 31, 2021
	$ 31,064	$ 30,264
Series A1 Preferred stock, par value $0.001
1 authorized
1 issued and outstanding as at December 31, 2021	-	-
Series B Preferred stock, par value $0.00001
100,000 authorized
93,000 and 100,000 issued and outstanding as of December 31, 2021and 2020	1	1
Additional paid-up capital	174,535,892	174,433,692
Accumulated other comprehensive income	94,835	78,550
Accumulated deficit	(155,980,085)	(151,707,809)
Total Stockholder Equity	18,681,707	22,834,698
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 25,969,726	$ 25,907,894

The accompanying notes are an integral part of these financial statements.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Statements of Operations
For the years ended December 31, 2021, and 2020
(Expressed in United States dollars)
	2021	2020

Revenue	$399,566	$1,093,572
Cost of sales	24,719	608,859
Gross Profit	374,847	484,713
Expenses
Consulting & Professional Fee	-	50,000
General and Administrative	4,602,817	1,826,274
Loss from Operation	(4,227,970)	(1,391,561)
Other Income / (Expense)
Interest income / (expense)	229,688	(24,489)
Total Other Expense	229,688	(24,489)
Income taxes	273,994	47,726
Net loss for the year	(4,272,276)	(1,463,776)
Other Comprehensive Income Translation Adjustment	16,285	(1,690)
Total Comprehensive (Loss)	(4,255,991)	(1,465,466)

The accompanying notes are an integral part of these financial statements.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

Consolidated Statement of Stockholders’ Equity For the years ended December 31, 2021, and 2020

Common stock			Preferred Series B		Preferred Series A1
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in capital	Accumulated comprehensive income	Accumulated deficit	Total stockholders' equity
		$		$		$	$	$	$	$
Balance, December 31, 2019	257,691,954	25,769	-	-	-	-	148,654,732	80,240	(150,244,033)	(1,483,292)
Shares issued for acquisition of mining property rights	44,629,712	4,463	-	-	-	-	25,745,507	-	-	25,749,970
Shares issued on reverse merger	324,819	32	-	-	-	-	33,453	-	-	33,485
Shares issued in settlement of loan interest waiver	-	-	100,000	1	-	-	-	-	-	1
Shares issued on special placement	-	-	-	-	1	-	-	-	-	-
Net loss and comprehensive loss	-	-	-	-	-	-	-	(1,690)	(1,463,776)	(1,465,466)
Balance December 31, 2020	302,646,485	30,264	100,000	1	1	-	174,433,692	78,550	(151,707,809)	22,834,698
Balance, December 31, 2020	302,646,485	30,264	100,000	1	1	-	174,433,692	78,550	(151,707,809)	22,834,698
Conversion of preferred series B	7,000,000	700	(7,000)	-	-	-	-	-	-	700
Shares issued on private placement	1,000,000	100	-	-	-	-	102,200	-	-	102,300
Net loss and comprehensive loss	-	-	-	-	-	-	-	16,285	(4,272,276)	(4,255,991)
Balance December 31, 2021	310,646,485	31,064	93,000	1	1	-	174,535,892	94,835	(155,980,085)	18,681,706

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Statements of Cash Flows
For the years ended December 31, 2021, and 2020
(Expressed in United States dollars)
	2021	2020
Cash flow from operating activities
Net (loss) income for the period	$ (4,272,276)	$ (1,463,776)
Amortization	-	403
Shares issued on Merger	-	33,456
Changes in non-cash working capital
Accounts receivable	9,782	17,766
Related party advances	3,680,136	1,651,580
Convertible note payable	-	50,000
Accounts payable	318,265	(165,956)
	(264,093)	123,473
Cash flow from investing activities
Additions to equipment	(1,913)
Additions to exploration assets	(37,849)	(119,376)
	(37,762)	(119,376)
Cash flow from financing activities
Proceeds from the issuance of shares	100	-
Additional paid in capital	102,900
Proceeds from loans	216,422	-
	319,422
Effect of exchange rate on changes in cash	16,285	(1,690)
Increase in cash and
cash equivalents	17,567	2,407
Cash and cash equivalents beginning of period	3,245	838
Cash and cash equivalents, end of period	$ 35,097	$ 3,245

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2021 and 2020

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization and Business Description

References in these notes to the consolidated financial statements to “GESI” “we,” “us,” “our Company” refer to General European Strategic Investments Inc. and its consolidated subsidiary ZB Capital AG (“ZB”) and ZB’s subsidiaries Valmatos GMBH and Laakso Minerals Oy. GESI was incorporated in Nevada in August 2011.

On September 24, 2020, GESI merged (the “Reverse Merger”) with and into ZB. ZB was the surviving corporation in the Reverse Merger and became the Company’s wholly owned subsidiary.

The Merger is being accounted for as a reverse-merger and recapitalization with ZB as the acquirer for financial reporting purposes and GESI as the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger are those of ZB and are recorded at the historical cost basis of ZB and the consolidated financial statements after completion of the Merger include the assets and liabilities of ZB and GESI and the historical operations of GESI and ZB from the closing date of the Merger. The stockholders’ equity section has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction on the basis of the 1:1 exchange ratio on the Merger date.

As a result of the Reverse Merger, GESI discontinued its pre-Reverse Merger business and acquired the business of ZB and will continue the existing business operations of ZB as a publicly traded company.

Uncertainties and Economic Development

In March 2020, the World Health Organization designated the new coronavirus (“COVID-19”) as a global pandemic. Federal, state, and local governments have mandated orders to slow the transmission of the virus, including but not limited to shelter-in-place orders, quarantines, restrictions on travel, and work restrictions that prohibit many employees from going to work. Uncertainty with respect to the economic effects of the pandemic has resulted in significant volatility in the financial markets.

The restrictions put in place by local governments could delay our exploratory programs on our mineral properties. Furthermore, the impact of the pandemic on the global economy could also negatively impact the availability and cost of future borrowings should the need arise.

These financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Although the Company believes it will be successful, there is no guarantee the Company will attain its goal of a developing successful trading platforms. As a result, material uncertainty exists that may cast significant doubt about the Company’s ability to continue as a going concern.

There is no assurance that the Company will be successful in generating sufficient revenue or that the Company will be able to obtain financing or that such financing will be on favorable terms. Any such financing would be dilutive to our shareholders. Failure to generate sufficient revenue or the inability to obtain financing will result in an inability of the Company to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

These consolidated financial statements include the accounts of GESI., its wholly owned subsidiary, ZB Capital AG, and its wholly owned subsidiaries Valmatos GMBH Austria and Laakso Minerals OY Finland.

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation
ZB Capital AG	Switzerland	Investment holding
Valmatos GMBH	Austria	Investment holding
Laakso Minerals OY	Finland	Investment holding

Basis of Presentation

Our financial records are maintained on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks.

Revenue Recognition

The Company recognizes revenue when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods or services.

Mineral Property Costs

We have been in the exploration stage since inception and have not yet realized any revenues from our planned operations. All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations.

If we do not continue with exploration after the completion of the feasibility study, the associated capitalized costs will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs.

To determine if the capitalized mineral property costs are in excess of their recoverable amount, we conduct periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360- 10-35-15, Impairment or Disposal of Long-Lived Assets.

Fair Value Measurements

We account for assets and liabilities measured at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). The three levels of inputs used to measure fair value are as follows:

· Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

· Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

· Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Our financial instruments consist principally of cash, accounts receivable, accounts payable, accrued liabilities and notes payable. The carrying amounts of such financial instruments in the accompanying financial statements approximate their fair values due to their relatively short-term nature or the underlying terms are consistent with market terms. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Income Taxes

Income taxes are computed using the asset and liability method, in accordance with ASC 740, Income Taxes. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic and Diluted Loss Per Share

The Company computes basic and diluted income (loss) per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic loss per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities.

Property & Equipment

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the period of disposal. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated Useful Life
Equipment	20 years

Costs incurred in constructing new facilities, including progress payments and other costs related to construction, are capitalized, and transferred to property, plant, and equipment on completion, at which time depreciation commences.

The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted for the dilutive effect of potential future issuances of common stock related to outstanding options and warrants.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

NOTE 3 – BUSINESS COMBINATION

The Merger was accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of GESI were nominal at the close of the Merger. ZB was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including: (i) ZB stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for ZB common stock owned the majority of the Company immediately following the effective time of the Merger, (ii) ZB holds the majority of board seats of the combined company, and (iii) ZB’s management holds all key positions in the management of the combined company.

ZB acquired no tangible assets and assumed no employees or operations from GESI.

NOTE 4 – GOING CONCERN

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 4 to the financial statement, the Company has continuously incurred a net loss of $(4,272,276) for the year ended December 31, 2021, and an accumulated deficit of $(155,980,085), and a working capital deficit of

$(7,227,431) as at December 31, 2021. The continuation of the Company as a going concern through December 31, 2021, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

If the Company is unable to successfully commence its business operations in a short period of time, or unable to raise additional capital or secure additional lending, the Company may need to curtail or cease its operations. The Company believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management plans to obtain such resources for the Company include obtaining capital from the sale of its equity, and short-term and long-term borrowings from banks, stockholders, or other related party(ies). However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

NOTE 5 – MINING LICENSES

Laakso Project

On November 18, 2020, ZB issued 125,000,000 of its own stock at value of CHF25,000,000 to acquire the Laakso Project in Finland. This issuance resulted in a non-controlling interest of ZB of approximately 15%. The non- controlling interest is in process of being acquired by GESI.

The Laakso Project, a Nickel-Copper Project, is located in central Finland and is 100% owned. GESI, through ZB’s wholly owned Finnish subsidiary Laakso Minerals, is the largest reservation holder in Finland’s prolific Kuusamo Mining District.

NOTE 6 – STOCKHOLDERS’ EQUITY

Common Stock

The Company has the authority to issue up to 490,000,000, with a par value of $ 0.0001 per share. In 2020, the Company issued 44,629,712 shares for the acquisition of mining rights in Finland.

On January 11, 2021, the Company closed a private placement financing of €100,000 through the issuance of 1,000,000 common shares.

Series B Preferred Stock

On July 2, 2020, the Company filed a Certificate of Designation of Series B Preferred Stock, with a par value $0.00001. The number of authorized share of Series Preferred Stock is 100,000 shares. Each share of Series B Convertible Preferred Stock carries a par value of $0.001. Preferred shares are entitled to no dividends, no redemption rights, and no voting rights. Each 1 share of Series B Preferred Stock shall be convertible into 1,000 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

On October 10, 2020, 100,000 Series B Preferred Stock was issued to settle interest and future interest on a €350,000 loan that was issued to ZB in 2014.

On April 13, 2021, 7,000 Series B Preferred Stock was converted to 7,000,000 common stock.

Series A1 Preferred Stock

On July 2, 2020, the Company filed a Certificate of Designation of Series A1 Preferred Stock, with a par value $0.001. The number of authorized share of Series Preferred Stock is one share. The Series A1 preferred Stock stockholder is entitled to 60% of all votes. The Series A1 Preferred Stock shall not be entitled to any dividends or conversion rights.

On July 2, 2020, the Company issued 1 Series A1 Preferred Stock.
NOTE 7 – PROPERTY & EQUIPMENT	December 31,	December 31,
	2021	2020
Equipment	$ 806	$ 806
Addition	1,913	-
	2,719	806
Less: Accumulated depreciation	(806)	(806)
	_____
Property, plant, and equipment, net	$ 1,913	$

NOTE 8 – RELATED PARTY TRANSACTION

The related parties of the company with whom transactions are reported in these consolidated financial statements are as follows:

Name of entity or Individual	Relationship with the Company
Eurogas Inc Utah.	Eurogas is a related-party loan provider and significant shareholder.
EPL Consulting AG	EPLis a related-party loan provider and significant shareholder.
Hohe Heide Kagar GmbH	HoheHeide Kagar GMBH is a related-party loan provider and shareholder.
Valmatos GmbH	Valmatos is a subsidiary of General European Strategic Investment Inc
Laakso Minerals OY	Laakso is a subsidiary of General European Strategic Investment Inc
Eurogas Minerals LLC	Eurogas Minerals LLC is a related-party loan provider and significant shareholder.

NOTE 9 – CONVERTIBLE PROMISSORY NOTES

$60,000 represents the total of 6 separate equal amount monthly notes issued as payment under the terms of a merger and acquisition advisory consulting agreement entered into between Green Energy Solutions and Nikolas Perrault in December 2019. Each note contains roll back protection provisions and is convertible at $0.001 and does not allow the holder to covert additional notes if such conversion would result in beneficial ownership of more than 9.9% of the outstanding shares of the company's common stock.

$10,000 represents a single payment under the terms of a general service management consulting agreement entered into between Green Energy Solutions and Christopher Lotito (former Green Energy CEO) in November 2019. The note contains roll back protection provisions and is convertible at $0.001 and does not allow the holder to covert additional notes if such conversion would result in beneficial ownership of more than 9.9% of the outstanding shares of the company's common stock.

NOTE 10 – REVENUE

Primarily related to the sale of mining rights.

NOTE 11 – NET (LOSS) INCOME PER SHARE

Basic net income per share is computed using the weighted average number of common shares outstanding during the year. The dilutive effect of potential common shares outstanding is included in diluted net loss per share. The following table sets forth the computation of basic and diluted net loss per share for the years ended December 31, 2021, and 2020:

Years ended December 31,
	2021	2020
Net Income/ (loss) income attributable to common shareholders	$(4,272,276)	$(1,463,776)
Weighted average common shares outstanding – Basic and diluted	310,646,485	302,646,485
Net (loss) income per share – Basic and diluted	$(0.01)	$(0.00)

NOTE 12 – SUBSEQUENT EVENTS

Subsequent to the year-end, 30,000,000 common stock was issued to settle $30,000 of convertible notes payable that had been accrued in prior years.

On March 14, 2022, the Company announced a binding commitment to acquire a 49%-interest in Cold Pro Ltd. (ColdPro), a private UK company specializing in waste management in the UK for total consideration of £5 million.

ColdPro is a licensed UK-based integrated waste management business, and one of only six regulated approved authorized treatment facilities in the UK.

The 49%-interest is being acquired from United General LTD, which will retain a 51%-interest in ColdPro.

The consideration will be comprised of a US$500,000 payable in cash with the balance satisfied through the issuance of 7,500,000 restricted common shares of GESI or through cash, at GESI's election. The initial cash payment is due within six-months of the signing of this agreement.

NOTE 13 – COMPARATIVE FIGURES

Comparative figures have been reclassified to conform to current year’s presentation.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Balance Sheets
(Expressed in United States dollars)
(Unaudited)
		As at September 30,	As at December 31,
		2022	2021
ASSETS
Current Assets
Cash		$27,478	$35,097
Receivables and prepaid expenses and deposits		17,954	25,491
		45,433	60,588

Non-current assets
Equipment		1,267	1,913
Mining licenses (note 4)		30,677,365	25,907,225

TOTAL ASSETS		$30,724,065	$25,969,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and advances payable		$568,447	$649,349
Convertible promissory notes		40,000	70,000
Loans payable - Current		0	265,731
Related party advances - Current		0	6,302,939
		608,447	7,288,019
Loans payable - Long Term		3,320,705	0
Related party advances - Long Term		5,211,001	0
		9,140,154	7,208,017
Stockholders’ equity
Common stock, par value $0.0001
490,000,000	authorized
340,646,485	issued and outstanding as at June 30, 2022	$34,064	$31,064
Series C Preferred stock, par value $0.0001
1,500,000	authorized
0	issued and outstanding as at June 30, 2022	0	0
Series B Preferred stock, par value $0.00001
100,000	authorized
100,000	issued and outstanding as at June 30, 2022	1	1
Series A1 Preferred stock, par value $0.001
1	authorized
1	issued and outstanding as at June 30, 2022	0	0
Shares to be issued		4,500,000	0
Additional paid-up capital		172,647,575	174,535,892
Accumulated other comprehensive income		(763,667)	94,835
Accumulated deficit		(154,834,061)	(155,980,085)
		21,583,911	18,681,707

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$30,724,065	$25,969,726

The accompanying notes are an integral part of these financial statements.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Statements of Operations
(expressed in United States dollars)
	Nine Months Ended September 30	Twelve Months Ended December 31
	2022	2021
	$	$

Revenue	-	399,566
Cost of sales	-	24,719

Expenses
General and corporate	764,464	4,602,817

Net loss and comprehensive loss before interest and taxes	(764,464)	(4,227,970)

Interest income / (expense)	-3	229,688
Income taxes/ (recovered)	-801	-273,994
Translation Adjustment		16,285

Net loss and comprehensive loss	(763,667)	(4,255,991)

The accompanying notes are an integral part of these financial statements.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Consolidated Statement of Stockholders’ Equity
For the Nine months ended September 30, 2022 and 2021
(unaudited)
	Common Shares		Preferred Shares

	Shares	Amount	Shares	Amount		Additional paid-in capital	Shares to be issued	Accumulated comprehensive Income	Accumulated Deficit	Total shareholders’ equity
	#	$	#	$		$	$	$	$	$
Balance December 31, 2020	302,646,485	30,264	100,001	1		174,433,692	0	78,550	(151,707,809)	22,834,698
Shares issued on private placement	1,000,000	100				102,200				102,300
Net loss and comprehensive loss										0
Balance March 31, 2021	303,646,485	30,364	100,001	1		174,535,892	0	78,550	(151,707,809)	22,936,998
Conversion of preferred series B (a)	7,000,000	0	(7,000)							0
Issued to settle debt										0
Shares issued on financing										0
Shares issued on private placement										0
Net loss and comprehensive loss										0
Balance June 30, 2021	310,646,485	30,364	93,001	1		174,535,892	0	78,550	-151,707,809	22,936,998
Conversion of preferred series B (a)										0
Issued to settle debt										0
Shares issued on financing										0
Shares issued on private placement										0
Net loss and comprehensive loss										0
Balance September 30, 2021	310,646,485	30,364	93,001	2		174,535,892	0	78,550	-151,707,809	22,936,998

Balance December 31, 2021	310,646,485	31,064	93,001	1		174,535,892	0	94,835	-155,980,085	18,681,706
Conversion of preferred series B (a)										0
Issued to settle debt	30,000,000	3,000								3,000
Shares issued on Cold Pro Ltd investment							6,005,000			6,005,000
Foreign exchange rate change						(106,974)		(17,546)	82250	(42,270)
Net loss and comprehensive loss								(143,551)		(143,551)
Balance March 31, 2022	340,646,485	34,064	93,001	1	-	174,428,918	6,005,000	(66,262)	(155,897,835)	24,503,885
Conversion of preferred series B										0
Shares issued on Cold Pro Ltd investment							(1,505,000)			-1,505,000
Shares issued on financing										0
Foreign exchange rate change						2,987,782			(2,624,135)	363,647
Net loss and comprehensive loss								(202,525)		-202,525
Balance June 30, 2022	340,646,485	34,064	93,001	1		177,416,700	4,500,000	(268,787)	(158,521,970)	23,160,007
Conversion of preferred series B										0
Shares issued on Cold Pro Ltd investment										0
Shares issued on financing										0
Foreign exchange rate change						-4,769,125			3,687,909	-1,081,216
Net loss and comprehensive loss								(494,880)		-494,880
Balance September 30, 2022	340,646,485	34,064	93,001	1		172,647,575	4,500,000	(763,667)	(154,834,061)	21,583,911

The accompanying notes are an integral part of these financial statements.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Statements of Cash Flows
(expressed in United States dollars)
(Unaudited)
	Nine Months Ended September 30	Twelve Months Ended December 31
	2022	2021
	$	$
Cash flow from operating activities
Net (loss) income for the period	(763,667)	(4,272,276)
Recovery of exploration expenses written off		-
Effect of change in foreign exchange rates
Changes in non-cash working capital
Accounts receivable	(7,537)	9,782
Prepaid expenses		-
Convertible promissory notes	(30,000)	-
Loans Payable	(3,074,974)	-
Related party advances	1,091,938	3,680,136
Accounts payable	80,901	318,265

	(2,703,339)	(264,093)

Cash flow from investing activities
Additions to licensing investments	4,770,140
Additions to equipment	(646)	(1,913)
Additions to exploration assets		(37,849)
	4,769,495	(39,762)
Cash flow from financing activities
Proceeds from the issuance of shares	(3,000)	100
Additional paid in capital		102,900
Proceeds from loans		216,422
Proceeds from license investment share issuance	(4,500,000)	-
	(4,503,000)	319,422

Effect of exchange rate on changes in cash	2,429,226	16,285
Increase in cash and
cash equivalents	-2,436,844	15,567
Cash and cash equivalents beginning of period	35,097	3,245

Cash and cash equivalents, end of period	27,478	35,097

The accompanying notes are an integral part of these financial statements.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2022

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization and Business Description

References in these notes to the consolidated financial statements to “GESI” “we,” “us,” “our Company” refer to General European Strategic Investments Inc. and its consolidated subsidiary ZB Capital AG (“ZB”) and ZB’s subsidiaries Valmatos GMBH, Laakso Minerals Oy, and EuroGas Minerals LLC. GESI was incorporated in Nevada in August 2011.

On September 24, 2020, GESI merged (the “Reverse Merger”) with and into ZB. ZB was the surviving corporation in the Reverse Merger and became the Company’s wholly owned subsidiary.

The Merger is being accounted for as a reverse-merger and recapitalization with ZB as the acquirer for financial reporting purposes and GESI as the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger are those of ZB and are recorded at the historical cost basis of ZB and the consolidated financial statements after completion of the Merger include the assets and liabilities of ZB and GESI and the historical operations of GESI and ZB from the closing date of the Merger. The stockholders’ equity section has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction on the basis of the 1:1 exchange ratio on the Merger date.

As a result of the Reverse Merger, GESI discontinued its pre-Reverse Merger business and acquired the business of ZB and will continue the existing business operations of ZB as a publicly-traded company.

Uncertainties and Economic Development

 In March 2020, the World Health Organization designated the new coronavirus (“COVID-19”) as a global pandemic. Federal, state and local governments have mandated orders to slow the transmission of the virus, including but not limited to shelter-in-place orders, quarantines, restrictions on travel, and work restrictions that prohibit many employees from going to work. Uncertainty with respect to the economic effects of the pandemic has resulted in significant volatility in the financial markets.

The restrictions put in place by local governments could delay our exploratory programs on our mineral properties. Furthermore, the impact of the pandemic on the global economy could also negatively impact the availability and cost of future borrowings should the need arise.

These financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Although the Company believes it will be successful, there is no guarantee the Company will attain its goal of a developing successful trading platforms. As a result, material uncertainty exists that may cast significant doubt about the Company’s ability to continue as a going concern.

There is no assurance that the Company will be successful in generating sufficient revenue or that the Company will be able to obtain financing or that such financing will be on favorable terms. Any such financing would be dilutive to our shareholders. Failure to generate sufficient revenue or the inability to obtain financing will result in an inability of the Company to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

These consolidated financial statements include the accounts of GESI., its wholly-owned subsidiary, ZB Capital AG, and its wholly owned subsidiaries Valmatos GMBH Austria, Laakso Minerals OY Finland and Eurogas Minerals.

Basis of Presentation

 Our financial records are maintained on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

 The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

 We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks.

Revenue Recognition

 The Company recognizes revenue when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods or services.

Mineral Property Costs

 We have been in the exploration stage since inception and have not yet realized any revenues from our planned operations. All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If we do not continue with exploration after the completion of the feasibility study, the associated capitalized costs will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs.

To determine if the capitalized mineral property costs are in excess of their recoverable amount, we conduct periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Fair Value Measurements

We account for assets and liabilities measured at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).The three levels of inputs used to measure fair value are as follows:

·Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

·Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

·Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Our financial instruments consist principally of cash, accounts receivable, accounts payable, accrued liabilities and notes payable. The carrying amounts of such financial instruments in the accompanying financial statements approximate their fair values due to their relatively short-term nature or the underlying terms are consistent with market terms. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Income Taxes

Income taxes are computed using the asset and liability method, in accordance with ASC 740, Income Taxes. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic and Diluted Loss Per Share

The Company computes basic and diluted income (loss) per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic loss per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted income (loss) per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted for the dilutive effect of potential future issuances of common stock related to outstanding options and warrants.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

NOTE 3 – BUSINESS COMBINATION

The Merger was accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of GESI were nominal at the close of the Merger. ZB was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including: (i) ZB stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for ZB common stock owned the majority of the Company immediately following the effective time of the Merger, (ii) ZB holds the majority of board seats of the combined company, and (iii) ZB’s management holds all key positions in the management of the combined company.

ZB acquired no tangible assets and assumed no employees or operations from GESI.

NOTE 4 – LICENSES

Laakso Project

On November 18, 2020, ZB issued 125,000,000 of its own stock at value of CHF25,000,000 to acquire the Laakso Project in Finland. This issuance resulted in a non-controlling interest of ZB of approximately 15%. The non-controlling interest is in process of being acquired by GESI.

The Laakso Project, a Nickel-Copper Project, is located in central Finland and is 100% owned. GESI, through ZB’s wholly owned Finnish subsidiary Laakso Minerals, is the largest reservation holder in Finland’s prolific Kuusamo Mining District.

ColdPro Project

On March 14, 2022, the Company announced a binding commitment to acquire a 49%-interest in ColdPro Ltd. (ColdPro), a private UK company specializing in waste management in the UK for total consideration of £5 million.

ColdPro is a licensed UK-based integrated waste management business, and one of only six regulated approved authorised treatment facilities in the UK.

The 49%-interest is being acquired from United General LTD, which will retain a 51%-interest in ColdPro.

The consideration will be comprised of a US$500,000 payable in cash with the balance satisfied through the issuance of 7,500,000 restricted common shares of GESI or through cash, at GESI's election. The initial cash payment is due within six-months of the signing of this agreement.

NOTE 5 – LOANS PAYABLE - CONVERTIBLE PROMISSORY NOTES

Included in the open balance are two historical convertible notes payable remaining from the original merger.

A $60,000 convertible note payable represents the total of 6 separate equal amount monthly notes issued as payment under the terms of a merger and acquisition advisory consulting agreement entered into between Green Energy Solutions and Nikolas Perrault in December 2019. Each note contains roll back protection provisions and is convertible at $0.001 and does not allow the holder to covert additional notes if such conversion would result in beneficial ownership of more than 9.9% of the outstanding shares of the company's common stock. This note had $20,000 converted into two 10,000,000 share conversions on February 17, 2022 and March 24, 2022. As at June 30, 2022 there is a balance of $40,000.00 due under this agreement.

A $10,000 convertible note payable represents a single payment under the terms of a general service management consulting agreement entered into between Green Energy Solutions and Christopher Lotito (former Green Energy CEO) in November 2019. The note contains roll back protection provisions and is convertible at $0.001 and does not allow the holder to covert additional notes if such conversion would result in beneficial ownership of more than 9.9% of the outstanding shares of the company's common stock. This note was converted into 10,000,000 shares on January 14, 2022.

NOTE 6 – STOCKHOLDERS’ EQUITY

Common Stock

The Company has the authority to issue up to 490,000,000, with a par value of $ 0.0001 per share.

In 2020, the Company issued 44,629,712 shares for the acquisition of mining rights in Finland.

On January 11, 2021, the Company closed a private placement financing of €100,000 through the issuance of 1,000,000 common shares.

Series B Preferred Stock

On July 2, 2020 the Company filed a Certificate of Designation of Series B Preferred Stock, with a par value $0.00001. The number of authorized share of Series Preferred Stock is 100,000 shares. Each share of Series B Convertible Preferred Stock carries a par value of $0.001. Preferred shares are entitled to no dividends, no redemption rights and no voting rights. Each 1 share of Series B Preferred Stock shall be convertible into 1,000 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

On October 10, 2020 100,000 Series B Preferred Stock was issued to settle interest and future interest on a €350,000 loan that was issued to ZB in 2014.

On April 13, 2021, 7,000 Series B Preferred Stock was converted to 7,000,000 common stock.

Series A1 Preferred Stock

On July 2, 2020 the Company filed a Certificate of Designation of Series A1 Preferred Stock, with a par value $0.001. The number of authorized share of Series Preferred Stock is one share. The Series A1 preferred Stock stockholder is entitled to 60% of all votes. The Series A1 Preferred Stock shall not be entitled to any dividends or conversion rights.

On July 2, 2020, the Company issued 1 Series A1 Preferred Stock.

Series C Preferred Stock

On June 10, 2022 the Company filed a Certificate of Designation of Series C Preferred Stock, with a par value $0.0001. The number of authorized share of Series C Preferred Stock is 1,500,000 shares. The Preferred shares are entitled to no dividends, no redemption rights and no voting rights. Each 1 share of Series C Preferred Stock shall be convertible into 100 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

Series C Preferred Stock carry anti-dilution and piggy-back rights and shares may be converted once the Corporation’s stock is at a volume weighted average price (VWAP) of $5.00 for 20 consecutive days.

NOTE 6 – REVENUE

Primarily related to the sale of mining rights.

NOTE 7 – SUBSEQUENT EVENTS

The Company filed additional criminal charges against Austrian building materials Tycoon Robert Schmid and provided and update on ICSID Proceedings.

The Company successfully renegotiated extended repayment terms with several of its main Creditors.

NOTE 8 – COMPARATIVE FIGURES

Comparative figures have been reclassified to conform to current year’s presentation.

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Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$	$ 25,126
Legal Fees and Expenses		5,000
Accounting Fees*		30,000
Miscellaneous*		200
Total		$60,326

* Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees, and agents, in substantially the same language as Title 7 of the NRS. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify its officers, directors, employees, and agents, subject to the limitations provided in NRS, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

Between October 1, 2020, and October 1, 2022, we sold a total of 340,321,666 common shares to fourteen investors. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D. The shares bear a restrictive transfer legend. This transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about the issuer including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Item 16. Exhibits

		Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation, as currently in effect		S-1	N/A	3.1	11/29/2022
3.2	Bylaws, as currently in effect		S-1	N/A	3.2	11/29/2022
5.1	Opinion of Thomas C. Cook, Esq.		S-1	N/A	5.1	11/29/2022
10.7	Subscription Agreement		S-1	N/A	10.7	2/3/2021
23.1	Auditor’s Consent	X	S-1

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Item 17. Undertakings

The undersigned hereby undertakes:

(1) to file, during any period in which offers, or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on December 20, 2022.

General European Strategic Investments, Inc.

By: /s/ Wolfgang Rauball

Wolfgang Rauball, President, Director

Principal Executive Officer

By: /s/ Christopher Malone

Christopher Malone, Treasurer, Director,

Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on December 20, 2022.

General European Strategic Investments, Inc.

By: /s/ Wolfgang Rauball

Wolfgang Rauball, President, Director

Principal Executive Officer

By: /s/ Christopher Malone

Christopher Malone, Treasurer, Director,

Principal Financial and Accounting Officer

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